Exhibit 99.1

                      NEWS RELEASE

ICF Reports Second Quarter 2017 Results

Second Quarter Highlights

●	Total Revenue Increased Slightly Over Last Year, led by a 6.1 Percent Increase in Commercial Revenue; Service Revenue[1] Increased 1.2 Percent
●	Diluted EPS was $0.63, up 14.5 Percent Over Last Year; Non-GAAP EPS[1] was $0.73, up 5.8 Percent
●	Contract Awards Were $340 Million; TTM Contract Awards Were $1.47 Billion for a Book-to-Bill of 1.22x
●	Operating Cash Flow for the First Half Was $17.2 Million, up 9.6 Percent Over Last Year

FOR IMMEDIATE RELEASE

Investor Contacts:

Lynn Morgen, MBS Value Partners, lynn.morgen@mbsvalue.com +1.212.750.5800

David Gold, MBS Value Partners, david.gold@mbsvalue.com +1.212.750.5800

Company Information Contact:

Erica Eriksdotter, erica.eriksdotter@icf.com +1.703.934.3668

FAIRFAX, Va.-- August 2, 2017-- ICF (NASDAQ:ICFI), a consulting and technology services provider to government and commercial clients around the world, reported results for the second quarter ended June 30, 2017.

Second Quarter and First Half 2017 Results

“ICF’s results continued to benefit from our diversified business model, serving government and commercial clients both domestically and internationally. In the second quarter, our work for commercial clients increased 6 percent over prior-year levels, representing our fourth consecutive quarter of strong year-on-year growth. This momentum, along with positive state and local and international government revenue comparisons, offset lower revenue from federal government clients which was mainly due to reduced materials and subcontracting activity,” said Sudhakar Kesavan, ICF’s Chairman and Chief Executive Officer.

1 Non-GAAP EPS, Service Revenue, EBITDA, and Adjusted EBITDA are non-GAAP measurements. A reconciliation of all non-GAAP measurements to the most applicable GAAP number is set forth below. EBITDA margin and Adjusted EBITDA margin are calculated by dividing these non-GAAP measures by the corresponding revenue.

“Higher utilization and the increased contribution of higher margin revenue drove significant EBITDA margin¹ expansion and led to double-digit growth in diluted earnings for the quarter. The EBITDA¹ results include the impact of $0.6 million in special charges that were incurred in connection with ongoing efforts to actively manage our cost structure.

“Positive trends in contract awards and a robust business development pipeline have set the stage for ICF’s continued growth. Contract wins for the first half of 2017 were $590 million, which included a notable addition to ICF Olson’s loyalty program client roster; and our business development pipeline continues to be healthy at $4.6 billion as of the end of the quarter,” Mr. Kesavan noted.

Second quarter 2017 total revenue was $306.4 million, a 0.3 percent increase from $305.4 million for the second quarter of 2016. Service revenue was up 1.2 percent at $224.9 million, compared to $222.4 million reported last year.  Net income was $11.9 million in the second quarter of 2017, up 12.8 percent from the $10.6 million reported last year. Diluted earnings per share increased 14.5 percent to $0.63 from $0.55 reported last year.  Non-GAAP EPS increased 5.8 percent to $0.73 per share compared to $0.69 in the prior year.  EBITDA for the second quarter of 2017 was $29.3 million, up 10 percent from $26.6 million reported last year, and the second quarter EBITDA margin expanded 80 basis points year-on-year to 9.5 percent of total revenue.  Adjusted EBITDA margin¹ for the second quarter was 9.7 percent of total revenue and 13.3 percent of service revenue, which represents year-on-year increases of 70 basis points and 80 basis points, respectively. Operating cash flow for the first half of 2017 was up 9.6 percent over last year.

Backlog and New Business Awards

Total backlog was $2.0 billion at the end of the second quarter of 2017. Funded backlog was $927 million, or approximately 46 percent of the total backlog. The total value of contracts awarded in the 2017 second quarter was $340 million, up 12 percent year-on-year, bringing the trailing twelve month book-to-bill ratio to 1.22.

Government Business Second Quarter 2017 Highlights

●

U.S. federal government revenue was $141.3 million, a 4.8 percent decline resulting primarily from lower materials and subcontracting revenue. Federal government revenue accounted for 46 percent of total revenue compared to 49 percent of total revenue in the second quarter of 2016.

●

U.S. state and local government revenue increased 4.7 percent year-on-year to $35.9 million and accounted for 12 percent of total revenue, compared to 11 percent of total revenue in the 2016 second quarter.

●	International government revenue increased 0.9 percent year-on-year, and accounted for 7 percent of total revenue, compared to 6 percent of total revenue in the 2016 second quarter.

Key Government Contracts Awarded in the Second Quarter

ICF was awarded more than 90 U.S. federal government contracts and task orders and more than 200 additional contracts from state and local and international governments. The largest awards included:

●	Cybersecurity: A recompete contract with a value of up to $93 million with the U.S. Army Research Laboratory to support research and develop solutions for Defensive Cyber Operations.

●

Program Support: A blanket purchase agreement with a ceiling of $50 million with the U.S. Agency for International Development (USAID) as one of four awardees to support its Climate Integration Support Facility.

●

Policy and Program Support: A recompete contract with a value of up to $20.8 million with the Federal Emergency Management Agency to provide policy support, exercise planning, training development, program management and administrative support.

●	Program Support: A funding increase of $5.7 million from the Pennsylvania Department of Insurance to provide program support services for the Underground Storage Tanks Indemnification Fund.

●

Disaster Recovery: Two task order extensions with a combined value of $4.3 million with the New Jersey Department of Community Affairs to continue to implement Hurricane Sandy housing recovery programs.

●

Program Implementation: A recompete contract with a value of up to $3.7 million with the Administration for Children and Families of the Department of Health and Human Services (HHS) for a regional customer services improvement project.

Other government contract wins with a value of at least $2 million included: physical security system customization services for the HHS Centers for Medicare and Medicaid Service; content management and communications support for the Corporation for National and Community Service; continued support for digital strategy for the HHS Office of the Secretary; and extension of services in support of enterprise strategy and management for the Bureau of Consular Affairs of the U.S. Department of State.

Commercial Business Second Quarter 2017 Highlights

●

Commercial revenue was $108.7 million, 6.1 percent above the $102.4 million in last year’s second quarter. Commercial revenue accounted for 35 percent of total revenue compared to 34 percent of total revenue in the 2016 second quarter.

●	Marketing services accounted for 40 percent of commercial revenue. Energy markets, which include energy efficiency programs, represented 38 percent of commercial revenue.

Key Commercial Contracts Awarded in the Second Quarter

Commercial sales were $159.2 million in the second quarter of 2017, and ICF was awarded more than 650 commercial projects globally during the period. The largest awards were:

Energy Markets:

●	Two task orders with a combined value of up to $29 million with two utilities in the eastern U.S. to support commercial and industrial energy efficiency programs.

●	Three contracts with a combined value of $5.4 million with a renewable energy producer to provide environmental compliance and cultural resources monitoring services.

●	A contract with a value of $5 million with a western U.S. utility to provide permitting and construction compliance services for a new substation.

Marketing Services:

●	Two contracts with a combined value of $36.4 million with a major hospitality company to implement a Tally® loyalty program solution and provide ongoing loyalty support.

●	A contract with a value of $11.3 million with a U.S. health insurance provider to expand marketing campaign support services.

●	Two contracts with a combined value of $7.3 million with a western U.S. utility to provide marketing services support.

●	A master services agreement with a ceiling of $2.5 million with a publishing company to provide search engine optimization and content production services.

Other commercial contract and task order wins which were at least $1.5 million included: continued support for multiple energy efficiency programs for an eastern U.S. utility; retainer and additional resources for marketing services for a floor care product manufacturer; digital services for a major U.S. health insurer; consulting services for a provider of industrial aviation services; marketing services for a global beverage company and a global fast food chain; marketing  automation services for a U.S. software company; e-commerce design and implementation for a global online employment solutions provider; additional resources to support a digital transformation project for an international hotel chain; and biological pre-construction surveys, construction compliance monitoring and reporting for a western U.S. utility’s substation construction project.

Summary and Outlook

“ICF’s second quarter results illustrate the advantages of providing advisory work based on deep subject matter expertise and offering implementation services to a diversified roster of government and commercial clients. We have entered the second half of 2017 with a substantial funded backlog, positive momentum in year-to-date sales, the majority of which represented new contracts, and a near-record business development pipeline.

“Our year-to-date performance has positioned us for continued growth in 2017 and is consistent with our full-year revenue and earnings expectations. Based on our current visibility, we re-affirm our guidance for 2017 revenue ranging from $1.20 billion to $1.24 billion.  We maintain our guidance range for diluted earnings per share at $2.50 to $2.75, and our Non-GAAP EPS guidance range of $2.84 to $3.09 per diluted share.  Additionally, we continue to expect operating cash flow to be in the range of $90 million to $100 million,” Mr. Kesavan concluded.

###

About ICF

ICF (NASDAQ:ICFI) is a global consulting and technology services provider with more than 5,000 professionals focused on making big things possible for our clients. We are business analysts, public policy experts, technologists, researchers, digital strategists, social scientists and creatives. Since 1969, government and commercial clients have worked with ICF to overcome their toughest challenges on issues that matter profoundly to their success. Come engage with us at www.icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.

ICF International, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income
(in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)

Revenue	$306,392	$305,419	$602,687	$589,018
Direct Costs	190,896	194,188	374,503	371,387
Operating costs and expenses:
Indirect and selling expenses	86,240	84,641	175,042	166,200
Depreciation and amortization	4,299	4,084	8,818	8,103
Amortization of intangible assets	2,749	3,148	5,483	6,276
Total operating costs and expenses	93,288	91,873	189,343	180,579

Operating Income	22,208	19,358	38,841	37,052
Interest expense	(2,537)	(2,460)	(4,488)	(4,905)
Other income (expense)	226	(57)	335	218
Income before income taxes	19,897	16,841	34,688	32,365
Provision for income taxes	7,960	6,258	12,574	11,891
Net income	$11,937	$10,583	$22,114	$20,474

Earnings per Share:
Basic	$0.64	$0.56	$1.17	$1.08
Diluted	$0.63	$0.55	$1.15	$1.06

Weighted-average Shares:
Basic	18,775	19,008	18,840	19,001
Diluted	19,086	19,293	19,252	19,320

Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	2,100	(2,026)	2,472	(2,943)
Comprehensive income, net of tax	$14,037	$8,557	$24,586	$17,531

ICF International, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)

Reconciliation of Service Revenue
Revenue	$306,392	$305,419	$602,687	$589,018
Subcontractor and Other Direct Costs	(81,446)	(83,052)	(157,980)	(154,221)
Service Revenue	$224,946	$222,367	$444,707	$434,797

Reconciliation of EBITDA and Adjusted EBITDA
Net Income	$11,937	$10,583	$22,114	$20,474
Other (income) expense	(226)	57	(335)	(218)
Interest expense	2,537	2,460	4,488	4,905
Provision for income taxes	7,960	6,258	12,574	11,891
Depreciation and amortization	7,048	7,232	14,301	14,379
EBITDA	29,256	26,590	53,142	51,431
Special charges related to severance for staff realignment(2)	577	1,086	577	1,086
Special charges related to facility consolidations and office closures	21	55	1,719	55
Adjusted EBITDA	$29,854	$27,731	$55,438	$52,572

Reconciliation of Non-GAAP EPS
Diluted EPS	$0.63	$0.55	$1.15	$1.06
Special charges related to severance for staff realignment	0.03	0.06	0.03	0.06
Special charges related to facility consolidations and office closures	—	—	0.10	—
Amortization of intangibles	0.14	0.16	0.28	0.32
Income tax effects(3)	(0.07)	(0.08)	(0.15)	(0.14)
Non-GAAP EPS	$0.73	$0.69	$1.41	$1.30

(2)	Special charges related to severance were for an unplanned reduction in workforce of senior management in the second quarter of 2017, and international staff realignment in the second quarter of 2016.
(3)

Income tax effects were calculated using an effective U.S. GAAP tax rate of 40.0% and 37.2% for the second quarter of fiscal year 2017 and 2016, respectively, and an effective tax rate of 36.3% and 36.7% for the first six months of fiscal year 2017 and 2016, respectively.

ICF International, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2017	December 31, 2016
	(Unaudited)
Current Assets:
Cash and cash equivalents	$9,493	$6,042
Contract receivables, net	288,178	281,365
Prepaid expenses and other	13,278	11,724
Income tax receivable	5,325	—
Total current assets	316,274	299,131

Total property and equipment, net	37,881	40,484

Other assets:
Goodwill	685,071	683,683
Other intangible assets, net	40,692	46,129
Restricted cash	1,254	1,843
Other assets	16,874	14,301
Total Assets	$1,098,046	$1,085,571

Current Liabilities:
Accounts payable	$60,734	$70,586
Accrued salaries and benefits	40,793	44,003
Accrued expenses and other current liabilities	44,540	52,631
Deferred revenue	27,113	29,394
Income tax payable	—	106
Total current liabilities	173,180	196,720
Long-term liabilities:
Long-term debt	278,000	259,389
Deferred rent	14,983	15,600
Deferred income taxes	44,439	39,114
Other	14,314	8,744
Total Liabilities	524,916	519,567
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, par value $.001 per share; 5,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value; 70,000,000 shares authorized; 21,920,299 and 21,663,432 shares issued; and 18,717,713 and 19,021,262 shares outstanding as of June 30, 2017, and December 31, 2016, respectively	22	22
Additional paid-in capital	300,394	292,427
Retained earnings	394,004	371,890
Treasury stock	(114,122)	(88,695)
Accumulated other comprehensive loss	(7,168)	(9,640)
Total Stockholders’ Equity	573,130	566,004
Total Liabilities and Stockholders’ Equity	$1,098,046	$1,085,571

ICF International, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Six months ended
	June 30,
	2017	2016
	(Unaudited)
Cash flows from operating activities
Net income	$22,114	$20,474
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash equity compensation	5,361	5,042
Depreciation and amortization	14,301	14,379
Facilities consolidation reserve	1,663	—
Deferred taxes and other adjustments, net	4,383	1,768
Changes in operating assets and liabilities:
Contract receivables, net	(4,203)	(27,158)
Prepaid expenses and other assets	(2,978)	(10,650)
Accounts payable	(9,953)	(4,147)
Accrued salaries and benefits	(3,375)	18,336
Accrued expenses and other current liabilities	(8,876)	(827)
Deferred revenue	(2,658)	2,182
Income tax receivable and payable	(5,441)	(2,311)
Restricted cash	597	(3)
Other liabilities	6,307	(1,348)
Net cash provided by operating activities	17,242	15,737

Cash flows from investing activities
Capital expenditures for property and equipment and capitalized software	(6,083)	(7,856)
Payments for business acquisitions, net of cash received	(91)	—
Net cash used in investing activities	(6,174)	(7,856)

Cash flows from financing activities
Advances from working capital facilities	348,975	259,215
Payments on working capital facilities	(330,364)	(252,843)
Payments on capital expenditure obligations	(2,276)	(2,020)
Debt issue costs	(1,489)	—
Proceeds from exercise of options	2,431	1,158
Net payments for stockholder issuances and buybacks	(25,253)	(10,695)
Net cash used in financing activities	(7,976)	(5,185)
Effect of exchange rate changes on cash	359	405
Increase in cash and cash equivalents	3,451	3,101
Cash and cash equivalents, beginning of period	6,042	7,747
Cash and cash equivalents, end of period	$9,493	$10,848

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$3,923	$3,804
Income taxes	$12,982	$12,059

ICF International, Inc. and Subsidiaries
Supplemental Schedule

Revenue by market	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Energy, environment, and infrastructure	40%	38%	40%	38%
Health, education, and social programs	41%	44%	41%	44%
Safety and security	9%	8%	9%	8%
Consumer and financial	10%	10%	10%	10%

Total	100%	100%	100%	100%

Revenue by client	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

U.S. federal government	46%	49%	46%	49%
U.S. state and local government	12%	11%	11%	11%
International government	7%	6%	7%	6%
Government	65%	66%	64%	66%

Commercial	35%	34%	36%	34%

Total	100%	100%	100%	100%

Revenue by contract	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Time-and-materials	42%	44%	43%	44%
Fixed-price	40%	36%	39%	37%
Cost-based	18%	20%	18%	19%

Total	100%	100%	100%	100%